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                                                                    Exhibit 99.3

August 22, 2000


Ms. Evelyn J. Cohen
864 Timber Lane
Dresher, PA  19025

Re:      CONFIRMATION OF EMPLOYMENT AS DIRECTOR OF FINANCIAL REPORTING & CONTROL
         -----------------------------------------------------------------------

Dear Evelyn:

         This letter reaffirms the terms set forth in the letter agreement between you and WorldWide Web NetworX Corporation (the "Company") dated July 24, 2000, (and attached hereto as Exhibit A) and, to the extent the terms in that letter agreement differ from those set forth below, modifies those terms.

         The Company wishes to continue your employment with the Company as Director of Financial Reporting and Control for a period of three-months following the date of this letter (the "Term"). However, you remain an "at will" employee and either you or the Company may end the employment relationship at any time and for any reason permitted by law, or for no reason, upon written notice.

         During the Term, you shall, at the direction of the Chief Executive Officer of the Company, direct the Company's financial reporting and treasury functions, answer questions, provide information, and render advice. In addition to the continuation of your salary and benefits, on the date hereof you will receive the sum of Fifty Thousand Dollars, less applicable payroll deductions, and the option to purchase 225,000 shares of the Company's common stock pursuant to the terms of the Non-Qualified Stock Option Grant Agreement attached hereto as Exhibit B and the Company's 1999 Equity Compensation Plan.

         The Company's obligation to perform under the terms of this letter is conditioned upon your execution of the Mutual Release attached to this letter as Exhibit C contemporaneous with your acceptance of the terms of this letter. If the terms of this letter are acceptable, please countersign and date this letter in the space provided below and return the original of this letter to the Company.

Very truly yours,


WORLDWIDE WEB NETWORX CORPORATION

/s/ Gerard T. Drumm
---------------------------------------
Name:  Gerard T. Drumm
     ----------------------------------
Title: President
      ---------------------------------

Accepted and Agreed:

/s/ Evelyn J. Cohen
---------------------------------------
EVELYN J. COHEN


Date: August 22, 2000
     ----------------------------------
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                        WORLDWIDE WEB NETWORX CORPORATION

                          1999 EQUITY COMPENSATION PLAN

                         NONQUALIFIED STOCK OPTION GRANT


         This STOCK OPTION GRANT, dated as of August 22, 2000, (the "Date of Grant"), is delivered by WORLDWIDE WEB NETWORX CORPORATION, (the "Company") to EVELYN J. COHEN (the "Grantee").

                                    RECITALS

         A. The WorldWide Web NetworX Corporation 1999 Equity Compensation Plan (the "Plan") provides for the grant of options to purchase shares of common stock of the Company. The Board of Directors of the Company (the "Board") has decided to make a stock option grant as an inducement for the Grantee to promote the best interests of the Company and its shareholders. A copy of the Plan is attached.

         B. The Board is authorized to appoint a committee to administer the Plan. If a committee is appointed, all references in this Agreement to the "Board" shall be deemed to refer to the committee.

         NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. GRANT OF OPTION. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee a nonqualified stock option (the "Option") to purchase 225,000 shares of common stock of the Company ("Shares") at an exercise price of $0.75 per Share. The Option shall become exercisable according to Paragraph 2 below.

2. EXERCISABILITY OF OPTION. The Option is now exercisable by Grantee in full. Notwithstanding Section 5 of the Plan, the Option is exercisable until the end of the term specified in Section 3, without regard to any termination or separation from the Company.

3. TERM OF OPTION. The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan. Notwithstanding the foregoing, in no event may the Option be exercised after the date that is ten years from the Date of Grant.

4. EXERCISE PROCEDURES.


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EVELYN J. COHEN
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         (a) Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by giving the Board written notice of intent to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised. On the delivery date, the Grantee shall pay the exercise price (i) in cash, (ii) with the approval of the Board, by delivering Shares of the Company which shall be valued at their fair market value on the date of delivery, or (iii) by such other method as the Board may approve, including, after a public offering of the Company's stock, payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. The Board may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.

         (b) The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Board, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person exercising the Option after the Grantee's death) represent that the Grantee is purchasing Shares for the Grantee's own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Board deems appropriate. All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Board approval, the Grantee may elect to satisfy any income tax withholding obligation of the Company with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

         (c) At any time during which the Option may be exercised, Grantee may, at his option, choose to exercise the Option on a cashless basis by giving written notice at the principal office of the Company of his intent to effect a cashless exercise ("NOTICE OF CASHLESS EXERCISE"). For any cashless exercise, the Company will issue to Grantee the number of shares of its common stock equal to (i) the number of Shares specified by Grantee in his Notice of Cashless Exercise (the "TOTAL NUMBER") less (ii) the number of shares equal to the quotient obtained by dividing (A) the product of the Total Number and the Exercise Price by (B) the current market value of a share of the Company's common stock. Otherwise, on the date the Company delivers the Shares to Grantee, he shall pay the exercise price for each Share in cash to the Company. For purposes of the foregoing, the current market value of a share of the Company's common stock is the price paid for one share in the last open-market trade of the day either on a national securities exchange or as listed on the OTC Bulletin Board on the last trading day before the day the Option is exercised.

5. CHANGE OF CONTROL. The provisions of the Plan applicable to a Change of Control shall apply to the Option, and, in the event of a Change of Control, the Board may take such actions as it deems appropriate pursuant to the Plan. The Company will treat Grantee's outstanding


NQSO                           August 22, 2000                     Page 2 of 4

EVELYN J. COHEN
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Options in a manner and with procedures no less favorable than those with which it treats all other Grantees.

6. RIGHT OF FIRST REFUSAL; REPURCHASE RIGHT; SHAREHOLDER'S AGREEMENT. As a condition of receiving this Option, the Grantee hereby agrees that all Shares issued under the Plan shall be subject to a right of first refusal and repurchase right as described in the Plan, and the Board may require that the Grantee (or other person exercising the Option) execute a shareholder's agreement, in such form as the Board determines, with respect to all Shares issued upon the exercise of the Option before a public offering of the Company's stock.

7. RESTRICTIONS ON EXERCISE. Only the Grantee may exercise the Option during the Grantee's lifetime and, after the Grantee's death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

8. GRANT SUBJECT TO PLAN PROVISIONS. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan unless otherwise noted herein. The grant and exercise of the Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) changes in capitalization of the Company and (iv) other requirements of applicable law. The Board shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. The Company hereby covenants that it will use commercially reasonable efforts to file a registration statement on Form S-8 or otherwise to register the shares underlying the Option not later than 120 days from the date of this Grant.

9. NO EMPLOYMENT OR OTHER RIGHTS. The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee's employment or service at any time. The right of the Company to terminate at will the Grantee's employment or service at any time for any reason is specifically reserved.

10. NO SHAREHOLDER RIGHTS. Neither the Grantee, nor any person entitled to exercise the Grantee's rights in the event of the Grantee's death, shall have any of the rights and privileges of a shareholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

11. ASSIGNMENT AND TRANSFERS. The rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by


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EVELYN J. COHEN
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the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company's parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee's consent.

12. APPLICABLE LAW. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

13. NOTICE. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the President at 521 Fellowship Road, Suite 130, Mount Laurel, NJ 08054, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

         IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.


Attest:                           WORLDWIDE WEB NETWORX CORPORATION


/s/ Allan M. Cohen                By: /s/ Gerard T. Drumm
------------------------------       -------------------------------------------
Name:  Allan M. Cohen             Name:  Gerard T. Drumm
       Secretary                  Title: President



                                  Accepted:       /s/ Evelyn J. Cohen
                                           -------------------------------------
                                                      EVELYN J. COHEN


NQSO                           August 22, 2000                     Page 4 of 4

EVELYN J. COHEN